ENERGY TRANSFER EQUITY
REPORTS FIRST QUARTER RESULTS

Dallas - May 6, 2014 - Energy Transfer Equity, L.P. (NYSE:ETE) today reported financial results for the quarter ended March 31, 2014.
Distributable Cash Flow, as adjusted, for the three months ended March 31, 2014 was $199 million compared to $178 million for the three months ended March 31, 2013, an increase of $21 million. ETE’s net income attributable to partners was $168 million for the three months ended March 31, 2014 compared to $90 million for the three months ended March 31, 2013, an increase of $78 million.
The Partnership’s key accomplishments during or subsequent to the quarter include the following:

•	In January, ETE completed a two-for-one split of its outstanding common units. All unit and per-unit amounts reported herein have been adjusted to give effect to the split.

•
Effective January 1, 2014, ETE closed on its acquisition of Trunkline LNG Company, LLC (“Trunkline LNG”) from Energy Transfer Partners, L.P. (“ETP”) in exchange for the redemption by ETP of 18.7 million ETP units held by ETE.

•
ETE increased the capacity on its revolving credit facility to $1.2 billion through two steps, in February and May, in order to support its previously announced unit buyback program and to fund the purchase of $400 million of Regency common units in connection with Regency Energy Partners LP’s (“Regency”) pending Eagle Rock acquisition.

•
In April, ETE amended its Senior Secured Term Loan Agreement to increase the aggregate principal amount to $1.4 billion and used the proceeds from this $400 million increase to repay borrowings under our revolving credit facility and for general partnership purposes.

•
In April, ETE’s Board of Directors approved its sixth consecutive increase in its quarterly distribution to $0.35875 per unit ($1.435 annualized) on ETE Common Units for the quarter ended March 31, 2014.

•	From January through April, ETE repurchased approximately $750 million of ETE common units under its buyback program.

•
Trunkline LNG Export, LLC and Trunkline LNG filed an application with the Federal Energy Regulatory Commission (the “FERC”), seeking authorization for its proposed new liquefaction facilities and modifications to Trunkline LNG’s existing terminal to facilitate the storage and subsequent export of LNG (the “Liquefaction Project”). In addition, Trunkline LNG filed an application with the FERC to convert Trunkline LNG’s existing regasification facilities from Section 7 (open access) to Section 3 status in conjunction with the Liquefaction Project. The FERC filings represent the culmination of significant front-end engineering design efforts for the Liquefaction Project and pre-filing consultations with the FERC and other federal, state and local agencies that have been underway since mid-2012.  Approval of these applications is requested from the FERC by April 1, 2015.

The Partnership has scheduled a conference call for 8:30 a.m. Central Time, Wednesday, May 7, 2014 to discuss its first quarter 2014 results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP and Regency, including 100% of ETP’s and Regency’s incentive distribution rights, ETP common units, Regency common units, ETP Class H Units, and the Partnership’s ownership of Trunkline LNG. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.

Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP), approximately 30.8 million ETP common units, and approximately 50.2 million ETP Class H Units, which track 50% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). ETE also owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE: RGP) and approximately 26.3 million RGP common units. The Energy Transfer family of companies owns more than 61,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.

Energy Transfer Partners, L.P. (NYSE:ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently owns and operates approximately 35,000 miles of natural gas and natural gas liquids pipelines. ETP owns 100% of Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Sunoco, Inc., and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 33.5 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, contract compression, treating and transportation of natural gas and the transportation, fractionation and storage of natural gas liquids. RGP also holds a 30% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation, and transportation assets in Texas, Louisiana and Mississippi. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Regency Energy Partners LP web site at www.regencyenergy.com.

Sunoco Logistics Partners L.P. (NYSE:SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil and refined product pipeline, terminalling, and acquisition and marketing assets. SXL’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners, L.P. web site at www.sunocologistics.com.

Contacts
Investor Relations:             Media Relations:
Energy Transfer             Vicki Granado
Brent Ratliff                Granado Communications Group
214-981-0700 (office)            214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	March 31, 2014	December 31, 2013
ASSETS

CURRENT ASSETS	$7,516	$6,536

PROPERTY, PLANT AND EQUIPMENT, net	34,115	30,682

ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	3,818	4,014
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	1	18
GOODWILL	6,216	5,894
INTANGIBLE ASSETS, net	5,132	2,264
OTHER NON-CURRENT ASSETS, net	971	922
Total assets	$57,769	$50,330

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$8,091	$6,500

LONG-TERM DEBT, less current maturities	24,905	22,562
DEFERRED INCOME TAXES	3,700	3,865
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	59	73
OTHER NON-CURRENT LIABILITIES	1,024	1,019

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	32	32

EQUITY:
Total partners’ capital	1,286	1,078
Noncontrolling interest	18,672	15,201
Total equity	19,958	16,279
Total liabilities and equity	$57,769	$50,330

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2014	2013
REVENUES	$13,080	$11,179
COSTS AND EXPENSES:
Cost of products sold	11,442	9,807
Operating expenses	407	372
Depreciation and amortization	373	312
Selling, general and administrative	148	157
Total costs and expenses	12,370	10,648
OPERATING INCOME	710	531
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(315)	(310)
Equity in earnings of unconsolidated affiliates	104	90
Gains (losses) on interest rate derivatives	(2)	6
Gain on sale of AmeriGas common units	70	—
Other, net	2	(19)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	569	298
Income tax expense (benefit) from continuing operations	145	(2)
INCOME FROM CONTINUING OPERATIONS	424	300
Income from discontinued operations	24	22
NET INCOME	448	322
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	280	232
NET INCOME ATTRIBUTABLE TO PARTNERS	168	90
GENERAL PARTNER’S INTEREST IN NET INCOME	—	—
CLASS D UNITHOLDER INTEREST IN NET INCOME	1	—
LIMITED PARTNERS’ INTEREST IN NET INCOME	$167	$90
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.30	$0.14
Diluted	$0.30	$0.14
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.30	$0.16
Diluted	$0.30	$0.16
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	557.7	559.9
Diluted	558.4	559.9

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW
(Tabular dollar amounts in millions)
(unaudited)

	Three Months Ended March 31,
	2014	2013
“Distributable Cash Flow,” “Distributable Cash Flow, as adjusted,” and “Distribution Coverage Ratio” (1):
Cash distributions from ETP associated with: (2)
Limited partner interest	$29	$45
General partner interest	5	5
Incentive distribution rights	168	156
IDR relinquishments	(57)	(31)
Class H Units (50.05% general partner interest and incentive distribution rights distributions from SXL)	50	—
Total cash distributions from ETP	195	175
Cash distributions from Regency associated with:
Limited partner interest	13	12
General partner interest	1	1
Incentive distribution rights	7	2
IDR relinquishment	(1)	—
Total cash distributions from Regency	20	15
Cash dividends from Holdco	—	50
Total cash distributions and dividends from ETP, Regency and Holdco	215	240

Distributable cash flow attributable to Trunkline LNG (3)	48	—

Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense	(2)	(6)
Management fee to ETP (4)	(24)	—
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	(39)	(58)
Distributable Cash Flow	198	176
Transaction-related expenses	1	2
Distributable Cash Flow, as adjusted	$199	$178

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners	$195	$181
Distributions to be paid to Class D unitholder	1	—
Total cash distributions to be paid to the partners of ETE	$196	$181

Distribution coverage ratio (5)	1.02x	0.98x

Reconciliation of Non-GAAP “Distributable Cash Flow” and “Distributable Cash Flow, as adjusted” to GAAP “Net income” (1):
Net income attributable to partners	$168	$90
Equity in income related to investments in ETP, Regency and Holdco	(201)	(168)
Total cash distributions and dividends from ETP, Regency and Holdco	215	240
Amortization included in interest expense (excluding ETP and Regency)	2	5
Fair value adjustment of ETE Preferred Units	—	9
Other non-cash (excluding ETP, Regency and Holdco)	14	—
Distributable Cash Flow	198	176
Transaction-related expenses	1	2
Distributable Cash Flow, as adjusted	$199	$178

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of Distributable Cash Flow. The schedule above provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash Flow should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.
Distributable Cash Flow. The Partnership defines Distributable Cash Flow for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definition of Distributable Cash Flow also includes distributable cash flow from Trunkline LNG to the Partnership beginning January 1, 2014. Distributable Cash Flow for the three months ended March 31, 2013 also included Holdco until ETE’s 60% interest in Holdco was contributed to ETP on April 30, 2013.

Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.

Distributable Cash Flow is also an important non-GAAP financial measure for our limited partners since it indicates to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow is net income for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash Flow is presented for the three months ended March 31, 2014 and 2013 for comparative purposes.

Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, plus distributable cash flow from Trunkline LNG and dividends from Holdco (as described in the definition of Distributable Cash Flow above), net of the Partnership’s cash expenditures for general and administrative costs and interest expense, excluding certain items, such as transaction-related expenses. Due to the cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, for the three months ended March 31, 2014 and 2013 is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period. The GAAP measure most directly comparable to Distributable Cash Flow, as adjusted, is net income for the Parent Company on a stand-alone basis. The accompanying analysis of Distributable Cash Flow, as adjusted, is presented for the three months ended March 31, 2014 and 2013 for comparative purposes.

(2)
For the three months ended March 31, 2013, cash distributions paid by ETP exclude distributions on 49.5 million ETP common units issued to ETE as a portion of the considerations for ETP’s acquisition of ETE’s interest in Holdco on April 30, 2013. These ETP common units received cash distributions on May 15, 2013; however, such distributions were reduced from the total cash portion of the consideration paid to ETE in connection with the April 30, 2013 Holdco transaction pursuant to the contribution agreement.

(3)	Distributable cash flow attributable to Trunkline LNG was calculated as follows (unaudited):

Three Months Ended March 31, 2014
Revenues	$54
Operating expenses	(4)
Selling, general and administrative expenses	(1)
Other, net	(1)
Distributable cash flow attributable to Trunkline LNG	$48

(4)	In exchange for management services, ETE has agreed to pay to ETP fees totaling $95 million, $95 million and $5 million for the years ending December 31, 2014, 2015 and 2016, respectively.

(5)
Distribution coverage ratio for a period is calculated as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY

Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	March 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16	$8
Accounts receivable from related companies	6	5
Other current assets	1	—
Total current assets	23	13
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	4,448	3,841
INTANGIBLE ASSETS, net	13	14
GOODWILL	9	9
OTHER NON-CURRENT ASSETS, net	41	41
Total assets	$4,534	$3,918
LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable to related companies	$42	$11
Interest payable	53	24
Accrued and other current liabilities	2	3
Total current liabilities	97	38
LONG-TERM DEBT, less current maturities	3,150	2,801
OTHER NON-CURRENT LIABILITIES	1	1
COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL:
General Partner	(1)	(3)
Limited Partners:
Common Unitholders	1,271	1,066
Class D Units	10	6
Accumulated other comprehensive income	6	9
Total partners’ capital	1,286	1,078
Total liabilities and partners’ capital	$4,534	$3,918

STATEMENTS OF OPERATIONS
(Amounts in millions)
(unaudited)

	Three Months Ended March 31,
	2014	2013
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(7)	$(6)
MANAGEMENT FEE TO ETP	(24)	—
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(40)	(64)
Equity in earnings of unconsolidated affiliates	239	168
Other, net	—	(8)
INCOME BEFORE INCOME TAXES	168	90
Income tax expense	—	—
NET INCOME	168	90
GENERAL PARTNER’S INTEREST IN NET INCOME	—	—
CLASS D UNITHOLDER’S INTEREST IN NET INCOME	1	—
LIMITED PARTNERS’ INTEREST IN NET INCOME	$167	$90